Bonus Plan, as amended through February 8, 2018

INTRODUCTION

1.
EFFECTIVE DATE; OBJECTIVE: This Bonus Plan (“Plan”) shall be effective as of January 1, 2016, and is effective for calendar year 2016 and each year thereafter (each, an “Eligibility Period”), unless otherwise amended or terminated by Fitbit, Inc. (“Fitbit” or the “Company”) in accordance with the Plan. The Plan supersedes all prior bonus plans. The objective of the Plan is to financially incentivize and reward employees based upon the Company’s performance and for their individual contributions to the success of Fitbit.

2.
ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Plan Administrator”), which shall have the discretionary authority to interpret and administer the Plan, including all terms defined herein, and to adopt rules and regulations to implement the Plan, as it deems necessary. In addition, the Plan Administrator hereby delegates to the Company’s CEO, CFO and the Head of Human Resources or such other officers of the Company approved by the Company’s CEO (such individuals, the “Executive Administrators” and together with the Plan Administrator, the “Administrators”) the approval of payouts under the Plan to employees other than Fitbit’s “executive officers” (as determined by the Board of Directors for purposes of Section 16 under the Securities Exchange Act of 1934).. All of the foregoing may also be approved by the Board of Directors. For covered employees within the meaning of Internal Revenue Code (“Code”) Section 162(m), the Plan Administrator may choose to take applicable actions in conformance with the requirements of Code Section 162(m). Any action that requires the approval of the Executive Administrators must be approved unanimously, and any action that may be approved by the Executive Administrators may instead also be approved by the Plan Administrator. The decisions of the Administrators are final and binding and shall be given the maximum deference permitted by law.

3.
PARTICIPANTS: Participation in the Plan is limited to Full-Time regular and Part-Time regular Fitbit employees who are employed by Fitbit on or before the start of the applicable Eligibility Period who are not covered by any other bonus, commission, or incentive plan (“Participants”). Participation in the Plan is effective on the later of January 1, 2016 or the applicable subsequent calendar year or the day the Participant commences as a Full-Time/Part-Time regular employee of Fitbit. A Participant may be considered ineligible for the Plan at any time and for any reason at the Administrators’ discretion regardless of whether he or she remains an employee of the Company. This Plan is intended to compensate individuals for performance as well as encourage employee retention through and until the date the bonus is paid; retention is therefore a key component of Plan eligibility. This Plan excludes employees who are not expressly classified by Fitbit as “regular,” including but not limited to temporary employees.

4.
CHANGES IN PLAN: The Company reserves the right, in its sole discretion, to modify or terminate the Plan in total or in part, at any time. Any such change must be in writing and approved by the Plan Administrator. However, no modification or termination shall apply retroactively as to cause a forfeiture of an earned Bonus.

5.
INTERPRETATION OF PLAN: In the event of a question or dispute involving the interpretation or administration of the Plan, the Plan Administrator will interpret and administer the Plan. The decision of the Plan Administrator shall be made based upon its sole discretion, and shall be final and binding. All inquiries should be in writing to the Head of Human Resources, who will forward the inquiry to the Plan Administrator for consideration and decision within 30 business days.

6.
ENTIRE AGREEMENT: This Plan is the entire plan between Fitbit and Participants and supersedes all prior compensation or incentive plans or any written or verbal representations regarding the subject matter of this Plan.

BONUS PLAN ELEMENTS

7.
BONUS POOL. Each Eligibility Period, the Plan Administrator, in its sole discretion, will establish a Bonus Pool, which may be established before, during or after the applicable Eligibility Period. Actual awards will be paid from the Bonus Pool.

8.
DISCRETION TO DETERMINE CRITERIA. The Plan Administrator will, in its sole discretion, determine the performance goals applicable to any award which shall be selected from the Performance Factors set forth in the 2015 Equity Incentive Plan. The goals may be on the basis of any such factors the Plan Administrator determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. Performance goals may be measured over the period of time determined by the Plan Administrator in its sole discretion. An Eligibility Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Plan Administrator desires to measure some performance criteria over 12 months and other criteria over fewer months. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the goals will result in a failure to earn the award, except as provided herein. As determined by the Plan Administrator, the performance goals may be based on GAAP or non-GAAP results and any actual results may be adjusted by the Plan Administrator for one-time items, unbudgeted or unexpected items, acquisition-related activities or changes in applicable accounting rules when determining whether the performance goals have been met. It is within the sole discretion of the Plan Administrator to make or not make any such equitable adjustments.

9.
ELIGIBLE EARNINGS are defined as base salary (“Eligible Earnings”), prorated for hire date, base salary rate changes, bonus target percent changes and leaves of absence (proration based on 365 days in the year) that occur in the Eligibility Period. Eligible earnings exclude Company payments that are in addition to base salary including but not limited to payments for moving or relocation allowances, or other bonuses or commissions. Changes to base salary throughout the calendar year will be reflected in final wages used to calculate the bonus.

10.
BONUS TARGET is the percentage of Eligible Earnings to be paid out at 100% performance achievement, determined by each Participant’s position and communicated at the time of hire or as amended in writing. The bonus may be weighted based on individual performance and Company performance. The bonus can provide for payout above target for performance in excess of the individual performance factors and/or Company performance factors or below target for performance below the individual performance factors and/or Company performance factors.

11.
BONUS VESTING AND PAYMENTS: Bonuses are earned on the date of payment and not sooner, either in whole or in part. Bonuses will be paid in cash. Bonuses will be paid as soon as practicable after the Company announces its financial results for the fiscal year, which generally occurs in the first quarter of the succeeding year. All bonus payments will be made net of applicable withholding taxes.

12.
TRANSFERS: Employees who participate in the Plan and who transfer to a new position not covered by this Plan and instead covered by another bonus, sales or incentive plan may be considered for a Bonus calculated on a pro-rata basis for the applicable period. The Administrators will coordinate and administer this Plan with the other bonus, sales, or incentive plan and his/her/its determinations shall be final and binding.

13.
INACTIVE EMPLOYEES: Employees on a Company-approved leave of absence will be considered for a prorated Bonus for both the Company performance and individual performance (based upon their level of performance and contribution while actively employed during the plan year). The proration will be calculated based on the percentage of the year worked. The Administrators will determine the appropriate proration and his/her determinations shall be final and binding.

14.	TERMINATION OF EMPLOYMENT BEFORE DATE OF PAYMENT: A Participant who terminates employment before the date the bonus is earned, whether termination is voluntary or involuntary, shall earn no Bonus.

15.
EMPLOYMENT AT WILL: The employment of all Participants at Fitbit is for an indefinite period of time and is terminable at will, at any time by either party, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Fitbit and any Participant, or to change the at-will employment status of any Participant.

16.
GENERAL PROVISIONS: Bonus payments represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any incentive payment shall have no rights other than those of a general unsecured creditor to the Company. No Participant will have the right to alienate, pledge or encumber his or her interest in this Plan, and such interest will not (to the extent permitted by law) be subject in any way to the claims of the Participant’s creditors or to attachment, execution or other process of law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any bonus payment shall be determined in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law. No incentive payment made under the Plan shall be intended to be deferred compensation under Section 409A of the Code and will be interpreted accordingly. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.